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                        TPC CORPORATION AND SUBSIDIARIES

                  EXHIBIT 21:  SUBSIDIARIES OF THE REGISTRANT

NAME                                                         JURISDICTION
----                                                         ------------
TPC Electric Corporation ...................................   Delaware
  Evangeline Development Company ...........................   Delaware
  Allison Development Company ..............................   Delaware
TPC Facilities, Inc. .......................................   Delaware
TPC Pipeline, Inc. .........................................   Texas
TPC Information, Inc. ......................................   Delaware
Matagorda Island Area Gathering System .....................   Texas
TPC Services, Inc. .........................................   Delaware
TPC Gathering & Transmission Company .......................   Delaware
  Seahawk Gathering & Liquids Company ......................   Delaware
    Seahawk Cavallo Investment Company .....................   Delaware
    Seahawk Pipeline & Marketing Company ...................   Delaware
      Seahawk Natural Gas Company ..........................   Delaware
      Seahawk Industrial Pipeline Company ..................   Texas
        Seahawk Cavallo Pipeline Company ...................   Texas
      Seahawk Transmission Company .........................   Texas
        Seahawk Shoreline System ...........................   Texas
      Seahawk Processing Company ...........................   Delaware
TPC Gas Storage Services, Inc. .............................   Delaware
  Moss Bluff Development Corporation .......................   Delaware
  MB Acquisition Corporation ...............................   Delaware
  Farmington Properties, Inc. ..............................   Pennsylvania
  Wolverine Land & Development Corporation .................   Michigan
  Tioga Gas Storage Company ................................   Delaware
    Market Hub Partners, Inc. ..............................   Delaware
       Moss Bluff Hub Partners, Inc. .......................   Delaware
       Egan Hub Partners, Inc. .............................   Delaware
       Mistex Hub Partners, Inc. ...........................   Delaware
       Grands Lacs Hub Partners, Inc. ......................   Delaware
       NE Hub Partners, Inc. ...............................   Delaware
  TPC Gas Storage Services, L.P. ...........................   Delaware
    Market Hub Partners, L.P. ..............................   Delaware
       Moss Bluff Hub Partners, L.P. .......................   Delaware
       Egan Hub Partners, L.P. .............................   Delaware
       Mistex Hub Partners, L.P. ...........................   Delaware
           Copiah County Storage Company ...................   Texas
           MS-1 Distribution & Storage Corporation .........   Mississippi
       Grands Lacs Hub Partners, L.P. ......................   Delaware
       NE Hub Partners, L.P. ...............................   Delaware
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